SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters” of The Southern Company (“Southern Company”) and Georgia Power Company (“Georgia Power”) in Item 7 of each company’s Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”) for a discussion of Georgia Power’s three-year retail rate plan for 2008 to 2010 as approved by the Georgia Public Service Commission (“PSC”) in December 2007 (the “Retail Rate Plan”). Also see Note 1 to the financial statements of Southern Company and Georgia Power under “Regulatory Assets and Liabilities” and “Asset Retirement Obligations and Other Costs of Removal” in Item 8 of each company’s Form 10-K for information on other cost of removal obligations.

Under the Retail Rate Plan, Georgia Power’s earnings are evaluated against a retail return on equity (“ROE”) range of 10.25% to 12.25%. In connection with the Retail Rate Plan, the Georgia PSC ordered that Georgia Power file its next general base rate case by July 1, 2010; however, the Retail Rate Plan provides that Georgia Power may file for a general base rate increase in the event its projected retail ROE falls below 10.25%.

The economic recession has significantly reduced Georgia Power’s revenues upon which retail rates were set under the Retail Rate Plan. Despite stringent efforts to reduce expenses, current projections indicate Georgia Power’s retail ROE will be less than 10.25% in both 2009 and 2010. However, in lieu of filing to increase customer rates as allowed under the Retail Rate Plan, on June 29, 2009, Georgia Power filed a request with the Georgia PSC for an accounting order (the “Accounting Order Request”) that would allow Georgia

Power to amortize approximately $324 million of its regulatory liability related to other cost of removal obligations. Under Georgia Power’s proposal, the regulatory liability would be amortized ratably over the 18-month period from July 1, 2009 through December 31, 2010 as a reduction to operating expenses.

Even if the Georgia PSC approves the Accounting Order Request as filed, Georgia Power currently expects its retail ROE will remain below the 10.25% low end of its allowed retail ROE range in 2009 and 2010. However, if the Georgia PSC approves the Accounting Order Request as filed, Georgia Power currently estimates it will be able to stay on schedule to file its next base rate case on July 1, 2010.

The Accounting Order Request is subject to the review and approval of the Georgia PSC. The ultimate outcome of this matter cannot be determined at this time.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning Georgia Power’s projected retail ROE, the potential impact of the Accounting Order Request and the timing of Georgia Power’s next base rate case. There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. These factors include: there can be no assurance that the Accounting Order Request will be approved by the Georgia PSC or that significant modifications to the Accounting Order Request will not be required by the Georgia PSC; variations in demand for electricity, including those relating to weather, the recessionary economy, population and business growth (and declines), and the effects of energy conservation measures; the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries, including Georgia Power, are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, including Georgia Power, Federal Energy Regulatory Commission matters and Internal Revenue Service and Georgia Department of Revenue tax matters; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries, including Georgia Power, operate; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel cost recovery; regulatory approvals related to the potential Plant Vogtle expansion, including Nuclear Regulatory Commission approvals; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries, including Georgia Power; the ability of counterparties of Southern Company and its subsidiaries, including Georgia Power, to make payments as and when due and to perform as required; the direct or indirect effect on the business of Southern Company and its subsidiaries, including Georgia Power, resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts and the credit ratings of Southern Company and its subsidiaries, including Georgia Power; the ability of Southern Company and its subsidiaries, including Georgia Power, to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as an avian or other influenza, or other similar occurrences; the direct or indirect effects on the business of Southern Company and its subsidiaries, including Georgia Power, resulting from incidents similar to the August 2003 power outage in the Northeast; the effect of accounting pronouncements issued periodically by standard setting bodies; and other factors discussed elsewhere herein and in other reports filed by Southern Company and Georgia Power from time to time with the Securities and Exchange Commission. Each of Southern Company and Georgia Power disclaims any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	THE SOUTHERN COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary
GEORGIA POWER COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary